Exhibit 99.1

News Release
Investor Contact:
Kory Arthur
+1 603.766.7401
karthur@spragueenergy.com

Sprague Resources LP Announces Strategic Acquisition of Two Refined Product Terminals on Long Island

Acquisition will expand gasoline handling and marketing capabilities and further diversify cash flows

Portsmouth, NH (March 16, 2017) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that its operating subsidiary, Sprague Operating Resources LLC, has signed a definitive agreement to purchase the Lawrence and Inwood, NY refined product terminal assets of Carbo Industries, Inc. and Carbo Realty, L.L.C. (“Carbo”). Sprague will pay total consideration of approximately $70 million, plus payments for inventory and other customary items. The consideration is comprised of approximately $30 million of SRLP units to be issued at closing, $10 million in cash paid at closing and the balance in cash, paid ratably over ten years.

The Carbo terminals are located in Inwood and Lawrence, NY, with a combined gasoline, ethanol and distillate storage capacity of 157,000 barrels. The terminals are supplied primarily by pipeline, and also have the ability to accept product deliveries by barge and truck. Conveniently located next to the region’s major transportation networks, Carbo provides the storage, blending and additive injection capabilities to serve major branded gasoline marketers as well as unbranded gasoline/distillate marketers focused on the New York City and Long Island markets, in addition to functioning as a key pillar of Sprague’s extensive service to New York’s governmental/municipal transportation fuel users and heating oil retailers. The Carbo transaction is expected to be accretive to distributable cash flow and generate approximately $8 to $10 million of adjusted EBITDA annually.

“I am excited to announce our fourth acquisition of 2017,” said David Glendon, President and CEO of Sprague. “The Carbo facilities have long been an integral component of our distribution network and we’re thrilled to convert our position from tenant to owner in this critical location, further solidifying our status as one of New York’s premier refined products terminal operators and marketers. I’m also pleased that Cliff Hochhauser, who has been central to Carbo’s success, will be joining Sprague and continuing to lead operations at these facilities.”

“While the Carbo terminals’ total combined storage capacity will rank among the smallest in our network, their expected combined annual throughput will be higher than any single Sprague-owned facility. We look forward to this acquisition nearly tripling our gasoline throughput business, expanding the portfolio of branded gasoline suppliers we serve, and diversifying Sprague’s seasonal cash flows to mitigate the impact of weather on our operating results,” said Mr. Glendon.

Sprague intends to fund the transaction with borrowings from its senior secured credit facility; closing is expected to occur in the second quarter.

“As we work to close this acquisition and welcome Carbo employees, Sprague’s financial position remains very strong. Coverage is more than sufficient to meet our stated cash distribution growth goals, our credit facility has ample liquidity available to fund meaningful near term acquisition growth, and we expect Sprague’s permanent leverage ratio will remain within our long term target range between 2.5 and 3.5 times,” concluded David Glendon.

Sprague has updated its investor relations website with slides containing additional information regarding the pending acquisition. The presentation can be accessed from Sprague’s website at http://www.spragueenergy.com/investor-relations.

About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.

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Forward-Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of certain consents required in connection with the transaction which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or be unable to successfully integrate Carbo's operations into those of Sprague; the possibility that the integration of Carbo into Sprague may be more difficult, time consuming or costly than expected; resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers); and, the ability of Sprague Resources GP LLC to retain certain key employees of Carbo. Other applicable risks and uncertainties related to our business have been described more fully in Sprague Resources LP’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2017, and in subsequent Form 10-Q and Form 8-K filings, and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Non-GAAP Financial Measures
Adjusted EBITDA and permanent leverage ratio are measures not defined by United States generally accepted accounting principles (“GAAP”). We define adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization (which Sprague refers to as "EBITDA") adjusted for unrealized hedging gains and losses, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Sprague's permanent leverage ratio is calculated by dividing the aggregate of its acquisition facility borrowings, capital lease obligations, debentures and other debt by the consolidated trailing twelve-month adjusted EBITDA, as defined by the Credit Agreement. Sprague’s management uses certain non-GAAP financial measurements to evaluate its results of operations, including adjusted EBITDA and our permanent leverage ratio. Adjusted EBITDA is one of the supplemental financial measures used by management to describe its operations and economic performance to investors, trade suppliers, research analysts and commercial banks to assess economic results of its operations; the market value of its inventory and natural gas transportation contracts for financial reporting to lenders, as well as for borrowing base purposes; and, repeatable operating performance that is not distorted by non-recurring items or market volatility. Management believes the permanent leverage ratio is helpful to investors in assessing the Partnership's overall debt profile and is used by management to evaluate its ability to finance capital expenditures and acquisitions.

Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. Sprague's calculations of non-GAAP measures may not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies.

You can find additional disclosures on our use of these non-GAAP measures, as well as reconciliations between GAAP and these non-GAAP measures, in Sprague's "Non-GAAP Measures Quarterly Supplement" located in the Investor Relations section of Sprague’s website at www.spragueenergy.com.

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